Exhibit 10.1
AMENDMENT NO. 4
TO
ADVISORY AGREEMENT
THIS AMENDMENT NO. 4 (this “Amendment”) is made and entered into as of February 28, 2022, by and among NorthStar Healthcare Income, Inc., a Maryland corporation (the “Company”), NorthStar Healthcare Income Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), CNI NSHC Advisors, LLC, a Delaware limited liability company (the “Advisor”), as successor to NSAM J-NSHC Ltd, an Isle of Jersey limited company, solely in connection with the obligations set forth in Section 12.03 and Article 13 of the Advisory Agreement (defined below), DigitalBridge Group, Inc. (f/k/a Colony Capital, Inc.), a Maryland corporation (“DigitalBridge”), as successor to NorthStar Asset Management Group Inc., a Delaware corporation, and solely in connection with the obligations set forth in Section 12.03 of the Advisory Agreement, NRF Holdco, LLC, a Delaware limited liability company (“NRF”), and amends that certain Advisory Agreement, dated as of June 30, 2014, as amended by Amendment No. 1, dated December 20, 2017, Amendment No. 2, dated June 22, 2020 and Amendment No. 3, dated June 30, 2021 (as amended, the “Advisory Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Advisory Agreement.
RECITALS
    WHEREAS, on September 6, 2021, DigitalBridge, through DigitalBridge Operating Company, LLC (the “Seller”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with CWP Bidco LP, a Delaware limited partnership and affiliate of Highgate Capital Investments and Aurora Health Network LLC (the “Buyer”), under which the Buyer agreed to buy 100% of the issued and outstanding membership interests of NRF on a future closing date (the “Closing Date”), subject to the terms and conditions of the Purchase and Sale Agreement;

WHEREAS, pursuant to the Purchase and Sale Agreement, prior to the Closing Date, the Seller will contribute, or cause to be contributed to NRF and its subsidiaries, its healthcare platform, including 100% of the membership interests in the Advisor;

WHEREAS, effective as of the Closing Date, DigitalBridge will no longer be affiliated with the Advisor but will continue to retain, together with its affiliates, a proprietary interest in the name “NorthStar”;

WHEREAS, contemporaneously with the execution of this Amendment, DigitalBridge will enter into a Trademark License Agreement with the Company with respect to the Company’s continued use of the name “NorthStar”;
WHEREAS, pursuant to Section 18.02 of the Advisory Agreement, the Advisory Agreement may not be changed or modified except by an instrument in writing signed by the parties thereto, or their respective successors or permitted assigns; and
WHEREAS, in connection with the Purchase and Sale Agreement, the parties hereto desire to amend the Advisory Agreement to (1) remove DigitalBridge as a party to, and its obligations set forth in Section 12.03 and Article 13 of, the Advisory Agreement; and (2) add NRF as a party to the Advisory Agreement solely in connection with the obligations set forth in Section 12.03 of the Advisory Agreement, in each case as set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged by all parties, the parties hereto agree as follows:

AGREEMENT
1.    Amendments to Agreement.
(a)Section 3.04(iii) of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:
“(iii)    Make reports to the Board, at least annually, of the allocation of Investments that have been allocated by NRF to the Company and other programs advised, sponsored or organized by NRF and its Affiliates;”
(b)Section 12.03 of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:
“12.03 Investment Opportunities and Allocation. The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Company that is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular Investment opportunity to the Company even if the opportunity is of a character that, if presented to the Company, could be taken by the Company. In the event an Investment opportunity is identified, the allocation procedures set forth under the caption “Conflicts of Interest-Allocation of Investment Opportunities” in any Prospectus (as it may be amended from time to time) or, following the termination of the Offering, in any report filed by the Company with the SEC disclosing such procedures, as they may be amended from time to time, shall govern the allocation of the opportunity among the Company, NRF, any of their Affiliates and any investment vehicles sponsored or managed by NRF or any of its Affiliates.”
(c)Article 13 of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:
“ARTICLE 13
[RESERVED].”
2.    Miscellaneous.
(a)Effectiveness of Amendment.  This Amendment shall be effective on the Closing Date. This Amendment shall have no force or effect if the Closing Date does not occur.
(b)Counterparts; Signature.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
(c)Governing Law.  This Amendment shall be governed by and construed in accordance with Section 18.04 of the Advisory Agreement.
(d)Continued Effect.  Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.
[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

NorthStar Healthcare Income, Inc.

By:		/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

NorthStar Healthcare Income Operating Partnership, LP

By:		NorthStar Healthcare Income, Inc., its General Partner

	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

DigitalBridge Group, Inc.

By:		/s/ Donna Hansen
Donna Hansen
Vice President

[Signature Page to Amendment No. 4 to Advisory Agreement]

CNI NSHC Advisors, LLC

By:	/s/ Paul R. Womble
Paul R. Womble
Authorized Signatory

NRF Holdco, LLC

By:	/s/ Paul R. Womble
Paul R. Womble
Authorized Signatory

[Signature Page to Amendment No. 4 to Advisory Agreement]